

Ophir
Cedar
Ravine
Hebrew Cem
Cedar Hill Mine
Sierra Nevada Mine
7782
Ophir Hill
6800
Ravine
7400
7600
7200
Union Shaft
Masonic Cem
Fireman Cem
Park
Spanish
Ravine
6400
Mine
Virginia City
(BM 6220)
LATERAL
4WD
Cem
Water Tanks
Mine
C&C Shaft
Mine Dump
Landmark Letter
30
29
Mt Davidson
7864
NORTH
Mine
7400
5962
Osbiston Shaft
Mine Dump
Mt Bullion
Ravine
Savage Mine
7200
7000
6400
4th Ward Sch Museum
Mine Dump
6000
5800
Mint Shaft Mine Dump
Pioneer Cem
Loring Cut
Water
USGS